Exhibit 10.1

ACT OF CREDIT SALE OF COMMON STOCK OF
HARDEE'S OF NEW IBERIA, INC.

This Agreement made as of July 14, 2010, is effective as of July 15, 2010, by and between:

CHARLES KENNETH LUKE (a/k/a KENNETH LUKE), (SS# XXX-XX-7020) and BARBARA ANNE TARVER LUKE (SS# XXX-XX-3262), husband and wife, living and abiding with one another, residents of Iberia Parish, Louisiana, whose present mailing address is 1400 Southport Blvd., New Iberia, Louisiana 70560; referred to as "Sellers";

BLUE VICTORY HOLDINGS, INC. (TIN XXXXX9633); a foreign corporation domiciled in Carson City, Nevada, authorized to do business in the State of Louisiana, with a mailing address of 4400 Ambassador Caffery Parkway, Suite A, Box 347, Lafayette, Louisiana 70508, represented by Seenu G. Kasturi, duly authorized by resolution, a certified copy attached referred to as "Purchaser";

RECITALS:
WHEREAS, there are presently 100 shares of issued and outstanding common stock of HARDEE'S OF NEW IBERIA, INC., a Louisiana corporation, principally located in Iberia Parish, Louisiana, with a mailing address of 101 East Admiral Doyle Drive, New Iberia, LA 70560; referred to as "Corporation".
WHEREAS, the Sellers are the owners of 100 shares of the issued and outstanding common stock of the Corporation.
WHEREAS, the Sellers desire to sell to Purchaser and Purchaser desires to buy the 100 issued and outstanding shares of the common stock of the Corporation.
NOW, THEREFORE, in consideration of the sale of stock by Sellers to Purchaser and all attendant goodwill, and the mutual benefits, premises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, and for the additional consideration of ONE HUNDRED THOUSAND AND NO/100 ($100,000.00) DOLLARS to Sellers, receipt which is hereby acknowledged, the parties hereto mutually covenant, contract and agree as follows:

Agreements:
In consideration of the covenants, warranties and mutual agreements herein set forth, and in reliance upon the representation and warranties contained herein, the parties do hereby agree as follows:
1. Sales of Shares; Consideration.
1.01 Sale. Subject to all the terms and conditions of this Agreement, the Sellers hereby sell, assign, transfer, and deliver to Purchaser, and Purchaser hereby buys the 100 shares of common stock. These shares are evidenced by Stock Certificate Number 1 issued in the name of Charles Kenneth Luke representing 50 shares and Stock Certificate Number 2 issued in the name of Barbara Anne Tarver Luke representing 50 share which has been duly endorsed by Sellers and delivered to Purchaser, receipt of which is hereby acknowledged.
1.02 Purchase Price. In consideration of the sale of the
shares, and subject to the conditions hereinafter set forth, Buyer pays to Seller, receipt of which Sellers acknowledge receiving in the form of one Promissory note (hereinafter referred to as "Promissory note") dated July 14, 2010 payable to the order of the Sellers named above for the sum of ONE HUNDRED THOUSAND AND NO/100 ($100,000.00) DOLLARS with interest at five (5%) per cent per annum from July 15, 2010, until paid, payable on the following terms:

Payable in 20 consecutive quarterly installments at TWO THOUSAND THREE HUNDRED EIGHTY TWO AND 51/100 ($2,382.51) DOLLARS each, with a balloon payment due immediately after the 20th payment of SEVENTY FOUR THOUSAND FIVE HUNDRED FIFTY SIX AND 96/100 ($74,556.96) DOLLARS, the first installment commencing October 15, 2010, and due on the 15th day of each successive third month, out of which shall be deducted the amount of interest due and the balance to be applied to the liquidation on the principal and the final installment shall be for the balance of the principal and accrued interest due. Prepayment of the note may be made without penalty.

2. Additional Consideration; Non-Competition

2.01.  Non-Competition. In consideration of the terms, covenants, conditions, agreements and Promissory Note of the Purchaser, during the term of the Promissory Note and for a period of two (2) years after the termination of the Promissory Note, Sellers will not directly or indirectly:
A) Enter into or attempt to enter into the restrictive business as defined below within a fifty (50) mile radius of the Hardee's location, 101 East Admiral Doyle Drive, New Iberia, Louisiana 70560 and also including all of the geographical areas of the following parishes, Iberia, Lafayette, St. Mary, St. Martin, Vermilion, St. Landry, Jefferson Davis, Evangeline and Acadia.
B) Induce or attempt to persuade any current or former employee, agent, manager, consultant, director or other participant in Purchasers' business to terminate such employment or other relationships in order to enter into any relationship with Sellers, any business organization in which Sellers are a participant in any capacity whatsoever, or any other business or organization in competition with Purchaser's business.
C) Use contacts, proprietary information, trade secrets, confidential information, customer list, mailing list, goodwill, or other intangible property used or useful in connection with Purchaser's business.
For the purposes of this Non-Competition Agreement restrictive business shall include, but is not limited to:
The ownership of, operation of, management of or participation in any capacity whatsoever in any entity of whatever nature or kind operated as a restaurant.

2.02. Confidentiality. From and after the date hereof, Sellers shall keep confidential and not disclose to any person (other than their attorneys, accountants and advisers) or use (except in connection with transactions contemplated by this Agreement, the preparation of tax returns and proceedings relating to taxes) any non-public information relating to the Shares of stock, Assets, Goodwill and other properties which have been sold and conveyed to Purchaser pursuant to this Agreement.
3. Sellers Warranty
Sellers warrant to Purchaser:
3.01. Sellers are the sole owners of the stock being transferred;
3.02. No stock in the Corporation has ever been issued to any other persons or entities other than Sellers;
3.03. The Corporation does not have any By-Laws or Minutes;
3.04. All shares being transferred have been paid for in full by Sellers;
3.05.The original stock certificates that were issued to Sellers were lost and replaced with the stock certificates being sold and if the original stock certificates are located same will be transferred and delivered to Purchaser at Seller's expense;
3.06.The only known debts of the Corporation are those listed on Exhibit "A" attached;
3.07. The only restaurant equipment of the Corporation are those described on Exhibit "B" attached;
3.08.There is no pending litigation, nor is there any threatened litigation against the Corporation;
3.09.All insurance policies for the Corporation are in effect, current, paid for and are occurrence based policies; and,
3.10. All taxes of whatever nature or kind due by the Corporation has been paid or will be paid up to the effective date.

4. Authority to Certified Public Accountant
Sellers authorize and direct the Certified Public Accountant for the Corporation, BROUSSARD POCHE LEWIS & BREAUX to provide all records and tax returns of the Corporation to Purchaser, to discuss all records and tax returns of the Corporation with Purchaser and provide copies of all records and tax returns of the Corporation to Purchaser.
5. Cash Accounts
All cash accounts of the Corporation shall be retained and delivered to Sellers on the effective date.
6. Inventory
A. If the inventory on the effective date is over $10,000.00, Purchaser will pay Sellers the amount of the inventory over $10,000.00, but not to exceed an additional $15,000.00 maximum within 45 days after the effective date.
B. If the inventory on the effective date is less than $10,000.00, Sellers will credit the Promissory note of Purchaser for the amount less than $10,000.00, commencing with the date the first quarterly installment of the Promissory note is due until the credit is exhausted.
7. True Up
Within 45 days of the effective date, Sellers and Purchaser will execute, if necessary, a true up letter, adjusting all items as set forth in this Credit Sale of Common Stock.
8. Documents Requisite in the Premises
Sellers and Purchaser will execute any additional documents requisite in the premises to accomplish the objectives of this Credit Sale of Common Stock when called upon to do so.
9. Assumptions
The Promissory note may be assumed by an entity in which Purchaser is the majority owner; provided, Purchaser will not be released of any obligation under this Credit Sale of Common Stock should the Promissory note be assumed.

10. Benefit.
This agreement shall be binding upon, and inure to the benefit of the respective successors and assigns of the Corporation, Purchaser and Sellers.
11. Construction.
This Agreement is being delivered and is intended to be performed in the State of Louisiana, and shall be construed under the laws of the State of Louisiana.

THUS SIGNED IN DUPLICATE ON July 14, 2010 at Lafayette, Lafayette Parish, Louisiana, in the presence of the undersigned Notary Public, qualified in said State and Parish, and the undersigned competent witnesses, who have signed with the parties after due reading of the whole.

WITNESSES:

/s/ James Desselle	/s/ Charles Kenneth Luke
Signature	CHALRES KENNETH LUKE (a/k/a Kenneth Luke)

James Desselle	/s/ Barbara Anne Tarver Luke
Printed name	BARBARA ANNE TARVER LUKE

/s/ Telles Mitchell	BLUE VICTORY HOLDINGS, INC.
Signature

Telles Mitchell	By: /s/ Seenu Kasturi
Printed Name	SEENU G. KASTURI
President

/s/ Lewis H. Pitman, Jr.
NOTARY PUBLIC